Exhibit 99.1	News Release Dated June 7, 2004

News from UTi

Contacts:

Lawrence R. Samuels Senior Vice President, Chief Financial Officer UTi Worldwide Inc. 310.604.3311	Cecilia Wilkinson/Angie Yang PondelWilkinson Inc. 323.866.6004 investor@pondel.com

UTi WORLDWIDE ACQUIRES INTERNATIONAL HEALTHCARE DISTRIBUTORS

Rancho Dominguez, California – June 7, 2004 – UTi Worldwide Inc. (NASDAQ:UTIW) today announced that a partnership, 74.9% owned by UTi and 25.1% to be owned by a South African black economic empowerment organization, has completed the acquisition of International Healthcare Distributors (Pty.) Limited (IHD) for the purchase price of $40 million in cash, including a loan of $17 million from UTi to the partnership.

After assessing new legislation proposed by the South African Government concerning the pharmaceutical industry, UTi waived related pre-conditions that had delayed the transaction and moved forward to complete the acquisition of IHD. Economic terms of the previously announced transaction were unchanged from those set at the signing of the definitive agreement in December 2003. The transaction, which is expected to be immediately accretive to UTi’s earnings, strengthens the company’s expertise in the pharmaceuticals market and continues its global expansion in contract logistics.

Investor Conference Call

UTi management will host an investor conference call today, Monday, June 7, 2004, at 8:00 a.m. PDT (11:00 a.m. EDT) to discuss the IHD acquisition and review the company’s financials and operations for the fiscal first quarter ended April 30, 2004. The call will be open to all interested parties through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.fulldisclosure.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from 10:00 a.m. PDT, Monday, June 7, through 5:00 p.m. PDT, Thursday, June 10, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using the playback Passcode 72712103.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Exhibit 99.1	News Release Dated June 7, 2004

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s expectations that the transaction will be immediately accretive to UTi’s earnings, the company’s belief that IHD’s operations and business model will not be materially affected by pending appeal or legislation. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including general economic, political and market conditions, including those in South Africa; the company’s ability to successfully integrate IHD with UTi’s operations; the outcome of a challenge by wholesale manufacturers to the South African Competition Authorities; the implementation of proposed legislation concerning the pharmaceutical industry in South Africa; risks affecting the pharmaceutical distribution industry generally; risks associated with customer retention; risks associated with having a 25.1% equity holder in IHD; risks of international operations; the success and effects of new strategies; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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